Exhibit 12.1

CERTIFICATIONS

I, Pat Sek Yuen Chan, certify that:

1. I have reviewed this Amendment No. 1 to annual report on Form 20-F/A of Borqs Technologies, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 14, 2021	By:	/s/ Pat Sek Yuen Chan
Pat Sek Yuen Chan.
Chief Executive Officer (Principal Executive Officer)